Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ply Gem Holdings, Inc:

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2010, in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-166013) and related Prospectus of Ply Gem Holdings, Inc. dated  May 21, 2010.

/s/ Ernst & Young LLP

Raleigh, North Carolina
May 20, 2010